EXHIBIT 99.1

STATEMENT OF COMBINED REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES PURCHASED BY VANGUARD NATURAL RESOURCES, LLC
FROM SEGUNDO NAVARRO DRILLING, LTD

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of Segundo Navarro Drilling, Ltd.

We have audited the accompanying statement of combined revenues and direct operating expenses of the oil and gas properties purchased by Vanguard Natural Resources, LLC from Segundo Navarro Drilling, Ltd. (the Partnership), for the year ended December 31, 2007.  This financial statement is the responsibility of the Partnership’s management.  Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Partnership is not required to have, nor were we engaged to perform an audit of the Partnership’s internal control over financial reporting of the oil and gas properties purchased by Vanguard Natural Resources, LLC from the Partnership.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership's internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Vanguard Natural Resources, LLC’s Form 8-K/A and is not intended to be a complete financial presentation of the properties described above.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the combined revenues and direct operating expenses of the oil and gas properties purchased by Vanguard Natural Resources, LLC from the Partnership for the year ended December 31, 2007, in conformity with U.S. generally accepted accounting principles.

/s/ BKD, LLP

October 8, 2008
San Antonio, Texas

STATEMENT OF COMBINED REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES PURCHASED BY VANGUARD NATURAL RESOURCES, LLC
FROM SEGUNDO NAVARRO DRILLING, LTD.

(in thousands)

	For the Year Ended December 31, 2007	For the Six Months Ended June 30, 2008	For the Six Months Ended June 30, 2007
		(Unaudited)	(Unaudited)
Revenues	$8,730	$5,505	$4,494
Direct operating expenses	(2,782)	(890)	(1,170)

Excess of revenues over direct operating expenses	$5,948	$4,615	$3,324

The accompanying notes are an integral part of this financial statement.

COMBINED REVENUES AND DIRECT OPERATING EXPENSES OF THE OIL AND
GAS PROPERTIES PURCHASED BY VANGUARD NATURAL RESOURCES, LLC
FROM SEGUNDO NAVARRO DRILLING, LTD.

Notes to Financial Statement

Note 1:	THE PROPERTIES

On July 28, 2008, Vanguard Natural Resources, LLC (“Vanguard”), through its wholly-owned subsidiary Vanguard Permian, LLC, consummated a transaction to purchase oil and natural gas producing properties in south Texas (the “Properties”), from Segundo Navarro Drilling, Ltd. a wholly-owned affiliate of the Lewis Energy Group (“Lewis”).  The transaction was subject to normal closing adjustments, with an effective date of June 1, 2008.  After consideration of preliminary closing adjustments of approximately $2.0 million, total consideration for the Properties was $51.4 million comprised of approximately $30.0 million in cash and $1.35 million Vanguard units based on the VNR average closing price over the twenty consecutive trading days prior to July 28, 2008 or $15.81.

Note 2:	BASIS FOR PRESENTATION

During the periods presented, the Properties were not accounted for or operated as a separate division by Lewis.  Certain costs, such as depreciation, depletion and amortization, interest, accretion, general and administrative expenses, and corporate income taxes were not allocated to the individual properties.  Accordingly, full separate financial statements prepared in accordance with accounting principles generally accepted in the United States do not exist and are not practicable to obtain in these circumstances.

Revenues and direct operating expenses included in the accompanying statement represent Vanguard’s net revenue and working interest in the properties acquired for the 2007 calendar year and the first six months of 2008 and 2007 prior to the closing date and are presented on the accrual basis of accounting.  Depreciation, depletion and amortization, interest, accretion, general and administrative expenses and corporate income taxes have been excluded.  The financial statement presented is not indicative of the results of operations of the acquired properties going forward due to changes in the business including new commodity derivatives and inclusion of the above mentioned expenses.

Note 3:	COMMITMENTS AND CONTINGENCIES

Pursuant to the terms of the Purchase and Sale Agreement between Vanguard and Lewis, any claims, litigation or disputes pending as of the effective date (June 1, 2008) or any matters arising in connection with ownership of the properties prior to the effective date are retained by Lewis.  Notwithstanding this indemnification, Vanguard is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statement of combined revenues and direct operating expenses.

COMBINED REVENUES AND DIRECT OPERATING EXPENSES OF THE OIL AND
GAS PROPERTIES PURCHASED BY VANGUARD NATURAL RESOURCES, LLC F
ROM SEGUNDO NAVARRO DRILLING, LTD.

SUPPLEMENTAL OIL AND GAS INFORMATION
(UNAUDITED)
December 31, 2007

OIL AND GAS RESERVE INFORMATION

Proved oil and gas reserve quantities are based on internal estimates prepared by Vanguard and from information provided by Lewis, in accordance with guidelines established by the Securities and Exchange Commission.

There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production and timing of development expenditures.  The following reserve data represents estimates only and should not be construed as being exact.

		Crude Oil and
(in thousands )		Natural Gas
	Natural Gas	Liquids
	(MMcf)	(Mbbl)
Total proved reserves:
Balance, December 31, 2006	22,390	27
Production	(1,143)	(1)
Revisions of previous estimates	362	1

Balance, December 31, 2007	21,609	27

Proved developed producing	12,769	1
Proved developed non-producing	995	1

Proved developed reserves:
Balance, December 31, 2007	13,764	2

COMBINED REVENUES AND DIRECT OPERATING EXPENSES OF THE OIL AND
GAS PROPERTIES PURCHASED BY VANGUARD NATURAL RESOURCES, LLC
FROM SEGUNDO NAVARRO DRILLING, LTD.

SUPPLEMENTAL OIL AND GAS INFORMATION
(UNAUDITED)
December 31, 2007

FUTURE NET CASH FLOWS

Future cash inflows are based on year-end oil and gas prices except in those instances where future natural gas or oil sales are covered by physical contract terms providing for higher or lower amounts.  Operating costs, production and ad valorem taxes and future development costs are based on current costs with no escalation.

The following table sets forth unaudited information concerning future net cash flows for oil and gas reserves.  Future income tax expense has not been computed as Vanguard is not a tax paying entity.  This information does not purport to present the fair market value of Vanguard’s oil and gas assets, but does present a standardized disclosure concerning possible future net cash flows that would result under the assumptions used.

December 31,
(in thousands)	2007

Cash inflows	$212,748
Production costs	(63,344)
Development costs	(11,425)

Net cash flows	137,979
10 percent discount rate	(82,046)

Discounted future net cash flows	$55,933

COMBINED REVENUES AND DIRECT OPERATING EXPENSES OF THE OIL AND
GAS PROPERTIES PURCHASED BY VANGUARD NATURAL RESOURCES, LLC
 FROM SEGUNDO NAVARRO DRILLING, LTD.

SUPPLEMENTAL OIL AND GAS INFORMATION
(UNAUDITED)
December 31, 2007

The following table sets forth the principal sources of change in discounted future net cash flows for the year ended December 31,

(in thousands)	2007

Beginning of Year	$47,396
Sales, net of production costs	(5,948)
Net change in prices and production costs	11,705
Change in future development costs	(1,512)
Accretion of discount	4,740
Revision of quantity estimates	2,984
Change in production rates, timing and other	(3,432)

End of Year	$55,933